                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                       -----------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: __________________________________________________

(2)  Form, Schedule or Registration Statement No.:_____________________________

(3)  Filing Party:____________________________________

(4)  Date Filed: :____________________________________

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                          1555 NORTH SEMORAN BOULEVARD
                           WINTER PARK, FLORIDA 32792

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 24, 2001

To the Shareholders of Smart Choice Automotive Group, Inc.,

         Notice is hereby given that the 2001 Annual Meeting of Shareholders of Smart Choice Automotive Group, Inc., a Florida corporation, will be held at the corporate headquarters of Paaco Automotive Group, Inc., a subsidiary of Smart Choice, at 2915 Alouette Drive, Grand Prairie, Texas, on Wednesday, October 24, 2001, at 2:00 p.m., local time, for the following purposes:

         (1) To elect five directors to serve for a term of one year and until their successors have been elected and qualified; and

         (2) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record as of the close of business on August 27, 2001 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

         A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                By Order of the Board of Directors,

                                /s/ Edward R. McMurphy

                                Edward R. McMurphy
                                Chairman of the Board

August 27, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE, TO WHICH NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                          1555 NORTH SEMORAN BOULEVARD
                           WINTER PARK, FLORIDA 32792

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 24, 2001

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

         This proxy statement, which is first being mailed to shareholders on or about September 10, 2001, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Smart Choice Automotive Group, Inc., for use at Smart Choice's 2001 Annual Meeting of Shareholders, to be held at the corporate headquarters of Paaco Automotive Group, Inc., a subsidiary of Smart Choice, at 2915 Alouette Drive, Grand Prairie, Texas, on Wednesday, October 24, 2001, at 2:00 p.m., local time, and at any adjournments or postponements thereof. The address of the principal executive offices of Smart Choice is 1555 North Semoran Boulevard, Winter Park, Florida 32792, and Smart Choice's telephone number at that address is (407) 671-1200.

         The total cost of this solicitation will be borne by Smart Choice. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of Smart Choice, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of Smart Choice, Ronald Anderson, at 1555 North Semoran Boulevard, Winter Park, Florida 32792, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by giving notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the director nominees named herein and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         Only shareholders of record at the close of business on August 27, 2001, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Each share of common stock issued and outstanding on such record date is entitled to one vote. As of August 27, 2001, Smart Choice had outstanding 9,762,270 shares of common stock.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of Smart Choice, the Board of Directors has set the number of directors for the ensuing year at five, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

         The Board of Directors is presently composed of the following individuals, each of whom has been nominated for re-election at the Annual
Meeting:

         EDWARD R. MCMURPHY, age 50, has served as Chairman of the Board of Smart Choice since December 1999. He has served as the Chief Executive Officer and Chairman of Crown Group, Inc. since July 1984, and has served as a director of Crown Group since its inception in April 1983.

         J. EDWARD ERNST, C.P.A., age 50, has served as President and Chief Executive Officer and as a director of Smart Choice since December 1999. Prior to joining Smart Choice, Mr. Ernst served as a consultant to Crown Group from November 1998 until December 1999. From December 1995 until October 1998, he served as President and Chief Executive Officer of Casino Magic Corporation.

         LARRY W. LANGE, age 61, has served as a director and Vice President of Smart Choice since Smart Choice acquired PAACO Automotive Group, Inc. in December 1999. Mr. Lange, the founder of PAACO, served as its President and Chief Executive Officer from its inception in 1992 until December 1999. Prior to 1992, he owned and operated several new car franchises.

         TILMAN J. FALGOUT, III, age 52, has served as Executive Vice President and General Counsel of Crown Group since March 1995, and as a director of Crown Group since September 1992. Mr. Falgout has served as a director of Smart Choice since December 1999. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

         ROBERT J. ABRAHAMS, age 74, has served as a director of Smart Choice since 1997. For the past eleven years, Mr. Abrahams has been self employed as an independent consultant in the financial services industry. Mr. Abrahams also serves on the Board of Directors of HMI Industries, Inc., a public company, and four private independent consumer finance companies.

COMMITTEES OF THE BOARD AND MEETINGS

         The Board of Directors of Smart Choice presently has a standing Audit Committee, composed of Robert Abrahams and Tilman J. Falgout, III, which is authorized to nominate Smart Choice's independent auditors and to review with the independent auditors the scope and results of the audit engagement. The Board of Directors has not adopted an Audit Committee Charter. Messrs. Falgout and Abrahams are "independent," as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. The Audit Committee held one meeting during the fiscal year ended April 30, 2001. The report of the Audit Committee appears below.

         Smart Choice does not have a Compensation Committee or a Directors Nominating Committee, such functions being reserved to the entire Board of Directors. The Board of Directors held one meeting during the year ended April 30, 2001.

                            REPORT OF AUDIT COMMITTEE

         The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Smart Choice. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed with management Smart Choice's audited financial statements as of and for the year ended April 30, 2001 and has discussed with Grant Thornton LLP, the independent auditors and accountants for Smart Choice, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) with respect to those statements.

         The Audit Committee has received and reviewed the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton its independence in connection with its audit of Smart Choice's most recent financial statements. The Audit Committee has also considered whether Grant Thornton's provision of non-audit services to Smart Choice is compatible with maintaining such firm's independence. See "Independent Public Accountants." Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Smart Choice's Annual Report on Form 10-K for the fiscal year ended April 30, 2001.

                                   Respectfully submitted,


                                   Tilman J. Falgout, III
                                   Robert Abrahams

         The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors presently does not have a standing compensation committee, and the entire Board of Directors acts to determine the remuneration which will be paid to senior management. The following members of the Board of Directors are also employed by Smart Choice as executive officers: J. Edward Ernst and Larry W. Lange.

EXECUTIVE OFFICERS

         The executive officers of Smart Choice are as follows:

         Name                       Position and Office
         ----                       -------------------
         J. Edward Ernst            President and Chief Executive Officer
         Ronald W. Anderson         Vice President and Chief Operating Officer
         Larry W. Lange             Vice President

         Biographical information regarding Messrs. Ernst and Lange appears above. Ronald W. Anderson, age 54, has served as Smart Choice's Vice President and Chief Operating Officer since April 1997. From June 1996 to March 1997, he was Vice President of Marketing for North American Mortgage Insurance Group.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the twelve months ended April 30, 2001, 2000, and 1999, the compensation paid or accrued by Smart Choice to or on behalf of Smart Choice's Chief Executive Officer and each other executive officer who received salary and bonus in excess of $100,000 during the fiscal year ended April 30, 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          Annual                    Long-Term
                                                       Compensation                Compensation
                                                   --------------------------    -----------------
                                  Twelve                                         Number of Shares
Name and                          Months                                          of Common Stock         All Other
Principal Position                Ended             Salary             Bonus     Underlying Options     Compensation
------------------               --------          --------          --------    ------------------     ------------
J. Edward Ernst (1)              04/30/01          $296,667                --          200,000           $ 7,981 (5)
  President and Chief            04/30/00          $118,846                --               --           $90,000 (2)
  Executive Officer

Ronald W. Anderson               04/30/01          $164,640                --           50,000           $11,440 (5)
  Vice President and             04/30/00          $192,408          $100,000            3,750                --
  Chief Operating Officer        04/30/99          $215,077                --               --                --

Larry W. Lange (3)               04/30/01          $275,000          $275,000          100,000           $ 5,629 (5)
  Vice President                 04/30/00          $114,583                --               --                --

Gary R. Smith (4)                04/30/01          $272,692                --          100,000           $69,988 (6)
  Former Vice President          04/30/00          $285,580                --            3,750                --
                                 04/30/99          $323,077                --               --                --

--------------

(1)      Mr. Ernst joined Smart Choice effective December 1, 1999.
(2) Represents payment in consideration of services rendered in connection with, and prior to, the acquisition of PAACO by Smart Choice.
(3)      Mr. Lange joined Smart Choice effective December 1, 1999.
(4) Mr. Smith resigned as a director and officer of Smart Choice effective March 31, 2001.
(5) Represents 401(k) contributions and health and disability insurance premiums.
(6) Represents 401(k) contributions and health and disability insurance premiums in the aggregate amount of $11,975, and payments of $58,013 in connection with the termination of Mr. Smith's employment.

STOCK OPTION PLAN

         The following table sets forth certain information regarding grants of stock options to the Named Executive Officers under Smart Choice's 1998 Executive Incentive Compensation Plan during the fiscal year ended April 30, 2001.

                          OPTION GRANTS IN FISCAL 2001

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                        % of Total                                         Stock Price Appreciation
                          Number of   Options Granted                                         for Option Term (2)
                           Options      to Employees      Exercise Price    Expiration    --------------------------
Name                       Granted     in Fiscal Year     Per Share (1)        Date           5%               10%
----                      ---------   ----------------    ---------------   -----------   ---------         --------
J. Edward Ernst            200,000         40.0%               $2.00         7-26-10       $251,558         $637,497
Ronald W. Anderson          50,000         10.0%               $2.00         7-26-10       $ 62,889         $159,374
Larry W. Lange             100,000         20.0%               $2.00         7-26-10       $125,779         $318,748
Gary R. Smith              100,000         20.0%               $2.00           (3)           (3)              (3)

--------------
(1) Stock options were granted with an exercise price equal to the fair market value of Smart Choice's common stock on the date of grant.
(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Smart Choice's common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of Smart Choice's common stock.
(3) These options have expired in accordance with their terms as a result of Mr. Smith's resignation from Smart Choice effective March 31, 2001.

         During the fiscal year ended April 30, 2001, no options were exercised by any Named Executive Officer. The following table sets forth certain information regarding the amount and value of stock options held by the Named Executive Officers at April 30, 2001.

                          FISCAL YEAR END OPTION VALUES

                                   Number of Securities
                                        Underlying             Value of Unexercised
                                  Unexercised Options at       In-the-Money Options
                                      Fiscal Year End           at Fiscal Year End
                                        Exercisable/               Exercisable/
         Name                          Unexercisable              Unexercisable
         ----                     -----------------------      --------------------
         J. Edward Ernst             50,000 / 150,000                 $0 / $0
         Ronald W. Anderson          25,134 / 37,500                  $0 / $0
         Larry W. Lange              25,000 / 75,000                  $0 / $0
         Gary R. Smith                    0 / 0                         --

DIRECTOR COMPENSATION

         No director of Smart Choice other than Robert Abrahams receives any separate compensation for his service as a director. Mr. Abrahams has entered into an agreement with Smart Choice pursuant to which he receives monthly payments in the amount of $5,000 as payment for certain consulting services related to Smart Choice's credit policies and as compensation for his service as a member of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of Smart Choice's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         Because Smart Choice does not have a compensation committee, the Board of Directors establishes compensation levels for the company's executive officers, including the Chief Executive Officer. Smart Choice's compensation program for executive officers consists primarily of base salary, bonus, and short and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and 401(k) plans, versions of which are generally available to all employees of Smart Choice. The philosophy of the Board is to pay base salaries to executives at levels that enable Smart Choice to attract, motivate and retain highly qualified executives, and to reward executives through the granting of bonuses, based upon the contribution of the executive and the overall financial results of the company. Stock options may also be granted under Smart Choice's 1998 Executive Incentive Compensation Plan, which will have no value if Smart Choice's stock price does not appreciate, but will provide substantial reward if the stock price appreciates significantly.

         In addition to base salary, each executive officer is eligible to receive an annual bonus based on performance criteria established by the Board of Directors. The amount of bonus and the performance criteria vary with the position and role of the executive within the company, although all bonuses are tied to the company's financial performance.

         The Board of Directors may from time to time provide additional incentive compensation to the executive officers and other employees of Smart Choice through the award of stock options under the company's 1998 Executive Incentive Compensation Plan.

         The Board of Directors will continue to evaluate Smart Choice's compensation policies in light of the company's financial position and results of operations and with the goal of rewarding members of management for their contributions to Smart Choice's success and aligning the financial interests of executive officers with those of the Smart Choice's shareholders.

         EDWARD R.   J. EDWARD       TILMAN J.     LARRY W.    ROBERT J.
         MCMURPHY       ERNST      FALGOUT, III     LANGE      ABRAHAMS

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on Smart Choice's common stock with (i) the cumulative total return of the Nasdaq Market Index (U.S. companies), and (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), for the period commencing on April 30, 1997 and ending on April 30, 2001.

         Smart Choice believes the Automobile Index is an accurate reflection of Smart Choice's peer group as the Automobile Index is comprised of companies involved in the sale of automobiles and other vehicles through dealerships. The graph assumes that the value of the investment in Smart Choice's common stock and each index was $100 on April 30, 1997.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG SMART CHOICE AUTOMOTIVE GROUP, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX



                        [Performance Graph Appears Here]



                      ASSUMES $100 INVESTED APRIL 30, 1997
                          ASSUMES DIVIDENDS REINVESTED

                                        4/30/97      4/30/98     4/30/99     4/30/00       4/30/01
                                        -------      -------     -------     -------       -------
Smart Choice Automotive Group, Inc.     $100.00      $89.36      $ 21.81     $  5.32       $ 11.91
Automobile Index                        $100.00      $68.18      $ 60.20     $ 39.91       $ 48.17
Nasdaq Market Index                     $100.00      $92.88      $138.87     $190.46       $157.31

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 15, 2001, with respect to the ownership of Smart Choice's outstanding common stock by (i) all persons known to Smart Choice to own beneficially more than five percent of the issued and outstanding shares of Smart Choice common stock, (ii) each director and Named Executive Officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each shareholder possesses sole voting and investment power with respect to the shares owned by the shareholder.

                                                           Shares Beneficially                Percent of
Beneficial Owner                                                 Owned (1)                     Class (2)
----------------                                           -------------------                ---------
Crown Group, Inc.....................................            6,955,407  (3)                  70.5%
Finova Mezzanine Capital, Inc. ......................            1,171,722  (4)                  12.0%
Edward R. McMurphy...................................                   --                         --
J. Edward Ernst......................................               50,000  (5)                     *
Robert J. Abrahams...................................               25,347  (6)                     *
T. J. Falgout, III...................................                   --                         --
Larry W. Lange.......................................              372,794  (7)                   3.8%
Ronald W. Anderson...................................               25,634  (8)                     *
All directors and executive
    officers as a group (6 persons)..................              473,775  (9)                   4.8%

--------------
*        Less than 1%

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security if the person has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) In calculating the percentage ownership for a given shareholder or group of shareholders, the number of shares of the class of stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such shareholder or group of shareholders, but such unissued shares are not deemed outstanding in calculating the percentage ownership for other shareholders.
(3) Includes 97,500 shares of common stock subject to presently exercisable warrants. The business address of Crown Group is 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038.
(4)      Finova's address is 500 Church Street, Suite 200, Nashville, Tennessee
         37219.
(5)      Represents 50,000 shares subject to presently exercisable options.
(6)      Includes 14,320 shares subject to presently exercisable options.
(7)      Includes 25,000 shares subject to presently exercisable options.
(8)      Includes 25,134 shares subject to presently exercisable options.
(9)      Includes 114,454 shares subject to presently exercisable options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Smart Choice's directors, certain officers, and persons who own more than 10% of the outstanding common stock of Smart Choice, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of Smart Choice held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Smart Choice with copies of all forms they file under this regulation. To Smart Choice's knowledge, based solely on a review of the copies of such reports furnished to Smart Choice, during the fiscal year ended April 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                              CERTAIN TRANSACTIONS

         Gary Smith, a former director and officer of Smart Choice, leases to Smart Choice certain real property and improvements located in Pinellas Park, Florida on which Smart Choice operates two of its used car dealerships. The aggregate amount of the lease payments made by Smart Choice to Mr. Smith during the fiscal year ended April 30, 2001 was approximately $135,000.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On December 1, 1999 the appointment of BDO Siedman, LLP ("BDO") as independent public accountants for Smart Choice was terminated. On January 28, 2000 Smart Choice engaged Grant Thornton LLP as its new independent accountants.

         BDO's report on the financial statements of Smart Choice for 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding the dismissal of BDO, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         No event listed in Paragraphs (A) through (D) of Item 304 a(1)(v) of Regulation S-K occurred within Smart Choice's two most recent fiscal years and the subsequent interim period preceding the dismissal of BDO.

         During the two most recent fiscal years and subsequent interim period preceding the engagement of Grant Thornton LLP, Smart Choice did not consult with Grant Thornton LLP on (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on Smart Choice's financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP served as Smart Choice's independent auditors for the fiscal year ended April 30, 2001. Smart Choice has not as yet executed an engagement letter with respect to the audit of Smart Choice's financial statements for the fiscal year ending April 30, 2002, but expects to do so in due course.

         A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which shareholders might have. Smart Choice knows of no direct or indirect material financial interest or relationship that members of Grant Thornton have with Smart Choice.

       AUDIT FEES. The aggregate fees billed by Grant Thornton for professional services rendered for the audit of Smart Choice's annual financial statements for the year ended April 30, 2001 and the review of the financial statements included in Smart Choice's Forms 10-Q for that year were approximately $158,500.

       FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the year ended April 30, 2001, Grant Thornton did not perform any services with regard to financial information systems design and implementation.

       ALL OTHER FEES. The aggregate fees for non-audit services provided by Grant Thornton during the fiscal year ended April 30, 2001 were approximately $6,500.

       The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton to Smart Choice is compatible with maintaining such firm's independence. See also "Report of Audit Committee."

                               REPORT ON FORM 10-K

         Smart Choice's Annual Report on Form 10-K for the fiscal year ended April 30, 2001, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Secretary of Smart Choice, Ronald Anderson, at the offices of Smart Choice, 1555 North Semoran Boulevard, Winter Park, Florida 32792. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of Smart Choice's expenses in furnishing such documents.

                              SHAREHOLDER PROPOSALS

         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of Smart Choice not later than May 20, 2002, directed to the attention of the Secretary, for consideration for inclusion in Smart Choice's proxy statement and form of proxy relating to that meeting. In connection with Smart Choice's Annual Meeting of shareholders to be held in 2002, if Smart Choice does not receive notice of a matter or proposal to be considered by August 3, 2002, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those described above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


                                   By Order of the Board of Directors,


                                   /s/ Edward R. McMurphy


                                   Edward R. McMurphy
                                   Chairman of the Board

August 27, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                       SMART CHOICE AUTOMOTIVE GROUP, INC.


         The undersigned shareholder(s) of Smart Choice Automotive Group, Inc., a Florida corporation, hereby appoints J. Edward Ernst and Ronald W. Anderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of Smart Choice Automotive Group, Inc. to be held at 2915 Alouette Drive, Grand Prairie, Texas, on Wednesday, October 24, 2001, at 2:00 p.m. local time, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect five directors, each to serve for a term of one year and until his successor is elected and qualified:

                  [ ]   FOR all nominees listed below (except as indicated to
                        the contrary below)
                  [ ]   WITHHOLD authority to vote for all nominees
                  NOMINEES:     Edward R. McMurphy, J. Edward Ernst,
                                Larry W. Lange, Tilman J. Falgout, III and
                                Robert J. Abrahams
                  INSTRUCTION:  To withhold authority to vote for one or more individual nominees, write that nominee's name in the following space:________________________

(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ELECTION OF EACH OF NOMINEES NAMED ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                    Dated                                 , 2001
                                         ---------------------------------


                                    --------------------------------------------
                                                    Signature


                                    --------------------------------------------
                                                    Signature

                                    (This proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.